Exhibit 99.3

The Board of Directors
Shutterstock, Inc.
350 Fifth Avenue, 21st Floor
New York, New York 10118

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated January 6, 2025, to the Board of Directors of Shutterstock, Inc. (“Shutterstock”) as Annex D to, and reference to such opinion letter under the headings “SUMMARY—Opinion of Allen & Company LLC” and “THE MERGER—Opinion of Allen & Company LLC” in, the joint proxy statement/prospectus relating to the proposed transaction involving Shutterstock and Getty Images Holdings, Inc. (“Getty Images”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Getty Images (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Allen & Company LLC
ALLEN & COMPANY LLC

March 28, 2025